UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 23, 2016

SIENTRA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36709	20-5551000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 South Fairview Avenue, Suite 200

Santa Barbara, CA 93117

(Address of Principal Executive Offices and Zip Code)

(805) 562-3500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.            Submission of Matters to a Vote of Security Holders.

The 2016 Annual General Meeting of Stockholders (the “Annual Meeting”) of Sientra, Inc. (the “Company”) was held on June 23, 2016. As of April 26, 2016, the record date for the Annual Meeting, 18,070,064 shares of common stock were issued and outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 15,671,878 shares of common stock were present in person or represented by proxy for the proposals as summarized below.

Proposal 1. Election of Directors

The Company’s stockholders elected Nicholas Simon and Timothy Haines, the two nominees for Class II directors, to serve on the Company’s Board of Directors until the Company’s 2019 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The final voting results are as follows:

Election of Directors

Director	Votes For	Votes Withheld	Broker Non-Votes

Both Nominees	10,103,721	364,943	5,203,214

Election of Directors Including Director Exceptions

Director	Votes For	Votes Withheld	Broker Non-Votes

Nicholas Simon	9,829,069	639,595	—

Timothy Haines	8,355,624	2,113,040	—

Proposal 2. Ratification of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the selection by the Audit Committee of the Company’s Board Directors of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

13,832,243	1,817,505	22,130	—

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SIENTRA, INC.

Dated: June 28, 2016	By:	/s/ Jeffrey Nugent
Jeffrey Nugent
Chairman of the Board and Chief Executive Officer

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